Exhibit 10.15

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Corporation:	OTONOMY, INC.
Number of Shares:	As determined and subject to adjustment pursuant to Section 1.7
Class of Stock:	Series B Preferred, subject to adjustment pursuant to Section 1.7
Initial Exercise Price:	$0.4032 per share, subject to adjustment pursuant to Section 1.7
Issue Date:	July 31, 2013
Expiration Date:	July 31, 2023

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, SQUARE 1 BANK or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of Otonomy, Inc., a Delaware corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this warrant by delivering (i) this warrant and (ii) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares (rounded down to the nearest whole Share) determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not

Warrant – Otonomy, Inc. – Execution Version

regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.6.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly so that the aggregate Warrant Price of all Shares is unchanged. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

1.6.3 Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then this warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

1.7 Calculation of Number of Shares; Optional Adjustment in Underlying Preferred Stock Class, Number of Shares, and Exercise Price.

(a) Calculation of Number Of Shares. The Number of Shares for which this warrant shall be exercisable shall be determined pursuant to the following calculation: (i) 3% of the principal amount of the Term Loans actually made by Holder to the Company pursuant to that certain Loan and Security Agreement entered into between Holder and Company dated on or about the Issue Date (the “Loan Agreement”), divided by (ii) the Initial Exercise Price.

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(b) Optional Adjustments on Next Financing Event. Upon the closing of the Next Financing Event (as defined below) this warrant shall, at Holder’s option and concurrent with the issuance of shares of preferred stock in the Next Financing Event (“Next Equity Preferred”), be adjusted to instead be exercisable for shares of the same series and class and bear the same rights, preferences, and privileges of the Next Equity Preferred, with the Warrant Price hereunder adjusted to equal the per share purchase price of the Next Equity Preferred, and the number of such shares subject to this warrant adjusted to equal (i) 3% of the principal amount of the Term Loans made by Holder to the Company pursuant to the Loan Agreement, divided by (ii) such modified per share Warrant Price. As used in this warrant, the term “Next Financing Event” means a transaction, after the Issue Date, pursuant to which the Company receives at least $25,000,000 in net cash proceeds from the sale or issuance of Company’s Next Equity Preferred; or (b) receipt by Company of at least $15,000,000 in net cash proceeds from the sale or issuance of Company’s Next Equity Preferred to Company’s existing investors.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant (other than in connection with an Acquisition, which is addressed by Section 1.6 above), Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

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2.4 Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company after the Issue Date of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted to the extent and in accordance with those provisions of the Company’s Certificate of Incorporation that apply to Diluting Issuances for the same class and series of stock.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this warrant is equal to the cash purchase price paid by investors for the shares of Series B Preferred Stock during the Company’s most recent sale of its Series B Preferred Stock.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c) The Company’s capitalization table attached to this warrant is true and complete as of the Issue Date.

3.2 Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of common stock; or (d) the merger or consolidation with or into any other

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corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

3.3 Information Rights. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) the Company’s quarterly, unaudited financial statements, in each case at such time that the Company delivers such financial statements to the holders of the Company’s Series B Preferred Stock.

3.4 Registration Rights. In connection with the issuance of the Warrant, the Holder became a party to the Company’s Amended and Restated Investors’ Rights Agreement dated as of August 26, 2010, as amended on the date hereof, pursuant to which the Holder was granted certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of this Warrant.

3.5 Shares Not Registered. The Holder understands that this Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) (the “Securities”), have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto. This Warrant and the Shares to be acquired upon exercise of this Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

3.6 Market Stand-Off Agreement. The Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Securities held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), following the effective date of a registration statement of the Company filed under the Securities Act relating to the initial public offering of shares of Common Stock registered under the Securities Act; provided, however, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to any Securities subject to the foregoing restriction until the end of such one hundred eighty (180) day period (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or

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other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Holder agrees that any transferee of any Securities shall be bound by this Section 3.6. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 3.6 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto.

ARTICLE 4

MISCELLANEOUS

4.1 Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2 Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

4.3 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the

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Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). No surrender or reissuance shall be required if the transfer is to an affiliate of Holder.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Crowe Building

Durham, NC 27701

4.6 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Warrant to Purchase Stock as of the date set forth above.

OTONOMY, INC.

By:	/s/ David A. Weber
Name:	David A. Weber
Title:	President & Chief Executive Officer

SQUARE 1 BANK

/s/ Lan Zhu
(Signature)

(Name) Lan Zhu
(Date) 7/29/13

[Signature Page to Warrant to Purchase Stock]

Warrant – Otonomy, Inc. – Execution Version

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                      shares of the                      stock of OTONOMY, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to                      of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Square 1 Bank

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Fowler Building

Durham, NC 27701

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

SQUARE 1 BANK or Registered Assignee

(Signature)

(Date)

Warrant – Otonomy, Inc. – Execution Version